UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 5, 2014

AMERICAN SHARED HOSPITAL SERVICES
(Exact name of registrant as specified in charter)

California	1-08789	94-2918118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Embarcadero Center, Suite 3700, San Francisco, CA 94111
(Address of principal executive offices)

Registrant’s telephone number, including area code (415) 788-5300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 5, 2014, American Shared Hospital Services (the “Company”), a California corporation entered into an amendment agreement (the “Amendment Agreement”) with Raymond C. Stachowiak, John F. Ruffle, Mert Ozyurek and David A. Larson, M.D., members of the Company’s board of directors (together, the “Investors”) to amend the warrants (the “Original Warrants”) issued pursuant to the Note and Warrant Purchase Agreement between and among the Company and the Investors dated as of October 22, 2014.

Pursuant to the Amendment Agreement (capitalized terms not otherwise defined in this Form 8-K have the meanings ascribed to such terms in the

Amendment Agreement), the Company and the Investors amended Section 7(b) of the Original Warrant to remove the anti-dilution provisions relating to certain issuances of common stock or convertible securities without consideration or at an aggregate offering price that is less than the current market price per common share. Amended warrants, the terms of which will otherwise be identical to the original warrants, were issued to each of the Investors in exchange for their original warrants, which were cancelled.

The foregoing summary of the Amendment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment Agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Warrant Amendment Agreement dated as of December 5, 2014, by and among the Company and the Investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Shared Hospital Services

Date:	December 10, 2014	By:	/s/ Ernest A. Bates, M.D.
			Name:	Ernest A. Bates, M.D.
			Title:	Chairman and CEO

Exhibit Index

Exhibit No.	Description
10.1*	Warrant Amendment Agreement dated as of December 5, 2014, by and among the Company and the Investors.
*	Filed herein.